Exhibit 99.1

Lantern Pharma Reports Third Quarter 2021 Financial Results and Operating Highlights

-	RADR® A.I. platform surpasses 10 billion datapoints, significantly enhancing speed and scope of new drug development and expanding potential for biopharma collaborations

-	Drug candidate LP-184 granted Orphan Drug Designations by the FDA for the treatment of glioblastoma multiforme and pancreatic cancer

-	Preparing to launch multiple human clinical trials in the next several quarters for LP-300, LP-184 and LP-100

-	$73.8 million of cash, cash equivalents and marketable securities as of September 30, 2021

-	Conference call scheduled for 4:30 p.m. ET (Eastern Time) today

DALLAS, November 1, 2021 /PRNewswire/ -- Lantern Pharma (NASDAQ: LTRN), a clinical stage biopharmaceutical company using its proprietary RADR® artificial intelligence ("A.I.") platform to transform the cost, pace, and timeline of oncology drug discovery and development, today provided a business update and reported financial results for the third quarter ended September 30, 2021.

“Lantern has continued to advance our portfolio, both clinically and in new preclinical indications, as well as rapidly expand our RADR® A.I. platform this past quarter,” stated Panna Sharma, President & CEO of Lantern Pharma Inc. “Our A.I. driven approach to oncology drug development will be pivotal in discovering additional indications for our existing compounds, as well as the identification of entirely new drug candidates. Our strong balance sheet with over $73.8 million of cash, cash equivalents and marketable securities as of September 30, 2021 provides us with a solid foundation as we execute on our clinical programs and expand our proprietary RADR® A.I. platform.”

Third Quarter 2021 and Subsequent Highlights:

•	Achieved over 10 billion data points from highly curated oncology datasets focused on increasing the performance and scale of our A.I. platform, RADR®, for oncology drug development

•	LP-184 granted Orphan Drug Designation for the treatment of glioblastoma multiforme (GBM) and other malignant gliomas by the U.S. Food and Drug Administration (FDA)

•	Announced positive preclinical data in glioblastoma with LP-184 and expanded GBM research collaboration with Johns Hopkins University

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•	LP-184 granted Orphan Drug Designation for the treatment of pancreatic cancer by the FDA

•	Submitted poster presentation on the effectiveness of LP-184 in pancreatic cancers, which was accepted for presentation at the AACR Virtual Special Conference: Pancreatic Cancer

•	Presented positive preclinical data for LP-184 in pancreatic cancers that have either high levels of PTGR1 expression or deficiencies/mutations in DNA damage repair genes

•	Confirmed LP-184 efficacy in the nanomolar range in the ultra-rare brain cancer, Atypical Teratoid Rhabdoid Tumor (ATRT), using animal models

•	Advanced two new undisclosed programs focused on rare cancers which are expected to advance into preclinical indications during 2022

•	Entered strategic collaboration with Deep Lens to accelerate patient enrollment for Lantern's planned Phase 2 clinical trial for never-smokers with non-small cell lung cancer (NSCLC), utilizing LP-300 in combination with chemotherapy

•	Entered into a strategic collaboration with Code Ocean to facilitate the accelerated development of RADR® both internally and with external collaborators while reducing development complexity and cost and increasing security and reproducibility

“We continue to advance our pipeline of drug candidates and made significant progress across multiple areas of our business during the third quarter,” commented, Panna Sharma, President and CEO of Lantern Pharma. “Specifically, we reported positive preclinical data for LP-184 in pancreatic cancer and GBM. LP-184 demonstrated remarkable efficacy, in both in vivo and ex vivo models, validating the in-silico predictions generated by our RADR® A.I. platform. Based upon our highly encouraging preclinical data, the FDA granted LP-184 Orphan Drug Designations for the treatment of pancreatic cancer and glioblastoma multiforme and other malignant gliomas. Our plan is to develop LP-184 for a number of targeted oncology indications where we can exploit the important mechanistic insights we have obtained about the compound.”

“Earlier today, we announced that our proprietary A.I. platform, RADR®, has now surpassed 10 billion datapoints powered by a growing library of algorithms designed specifically to help solve challenging data and correlation problems in cancer drug development. This directly advances our stated goal of building the world's largest A.I. platform for precision oncology drug development. Our RADR® platform will be pivotal in uncovering potential new therapeutic opportunities for Lantern and developing insights into the creation of combination-therapy programs, both internally and through third-party collaborations to drive long-term shareholder value. Our goal is to expand RADR® to over 20+ billion datapoints during 2022. This will not only open more opportunities for collaborations with additional biopharma partners, but will also dramatically accelerate development timelines, derisk key decisions and reveal new opportunities that may have gone undeveloped — ultimately leading to additional therapeutic opportunities for patients and additional sources of value for our investors. By advancing our clinical pipeline, cultivating new discoveries, and growing our RADR® platform, we believe we have laid the groundwork for numerous upcoming catalysts in the quarters and years ahead. “

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Anticipated Upcoming Milestones:

•	Lantern Pharma to host virtual Key Opinion Leader (KOL) event on LP-184 for the treatment of pancreatic cancer with Dr. Igor Astsaturov, an established, NCI -funded, physician scientist and co-leader of the Marvin & Conchetta Greenberg Pancreatic Cancer Institute at Fox Chase Cancer Center and Dr. Kishor G. Bhatia, Chief Scientific Officer of Lantern Pharma on November 18th, 2021, World Pancreatic Cancer Day

•	Planned launch of 90 patient Phase 2 clinical trial in the US for LP-300 in NSCLC focused on never-smokers that are chemo naïve and failed/relapsed on TKI therapy

•	Share detailed scientific results from LP-184 collaborative research program in GBM after presentation at Society of Neuro Oncology conference November 18-21 in Boston, MA

•	Share results from other studies and preclinical work with LP-184 in pancreatic, bladder, GBM, ATRT and other tumors over the next several months

•	Launch Phase 1 clinical trial for LP-184 in solid tumors

•	Launch Phase 1/2 clinical trial for LP-184 in GBM

•	Progress LP-184 in ATRT towards Phase 1/2 clinical trial

•	Launch IND enabling studies for ADC program

•	Explore potential combinations for LP-184 and LP-300 with other existing approved drugs for additional targeted cancer indications

•	Strategically grow RADR® A.I. platform to 20 billion datapoints, including continued expansion in blood cancers and additional rare cancers under review by our development team

•	Explore biopharma licensing and partnership opportunities

Third Quarter 2021 Financial Highlights:

•	Balance Sheet: Cash, cash equivalents, and marketable securities were $73.8 million as of September 30, 2021, compared to $19.2 million as of December 31, 2020.

•	R&D Expenses: Research and development expenses were $2.96 million for the three months ended September 30, 2021, compared to $0.6 million for the three months ended September 30, 2020. The increase was primarily attributable to increased manufacturing related expenses and expenditures to advance and expand the Company’s product portfolio.

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•	G&A Expenses: General and administrative expenses were $1.2 million for the three months ended September 30, 2021, compared to $1.1 million for the three months ended September 30, 2020. The nominal increase was primarily attributable to increased business and corporate development expenses, legal and patent related fees, and general and administrative related stock option expenses.

•	Net Loss: Net loss was $4.1 million for the three months ended September 30, 2021, compared to a net loss of $1.7 million for the three months ended September 30, 2020.

A copy of the Company’s quarterly report on Form 10-Q for the third quarter ended September 30, 2021 has been filed with the Securities and Exchange Commission and posted on the Company’s website at https://ir.lanternpharma.com/financial-information.

Conference Call & Webcast:

Monday, November 1, 2021 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time

•	To register for the live webcast, please sign up here: https://zoom.us/webinar/register/6716351795676/WN_s_xTDUXeRB6Lq55SItCPdQ

•	To access the conference by phone: One-tap dial-in: +19292056099,,99145071949#

•	A replay of the conference call will be available on the investor relations section of the Company's website: ir.lanternpharma.com

About Lantern Pharma

Lantern Pharma (LTRN) is a clinical-stage oncology-focused biopharmaceutical company leveraging its proprietary RADR® A.I. platform and machine learning to discover biomarker signatures that identify patients most likely to respond to its pipeline of genomically-targeted therapeutics. Lantern is currently developing four drug candidates and an ADC program across eight disclosed tumor targets, including two phase 2 programs. By targeting drugs to patients whose genomic profile identifies them as having the highest probability of benefiting from the drug, Lantern’s approach represents the potential to deliver best-in-class outcomes. More information is available at: www.lanternpharma.com and Twitter @lanternpharma.

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Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate; our strategic plans to advance the development of our drug candidates and antibody drug conjugate (ADC) development program; estimates regarding the development timing for our drug candidates and ADC development program; our research and development efforts of our internal drug discovery programs and the utilization of our RADR® platform to streamline the drug development process; our intention to leverage artificial intelligence, machine learning and genomic data to streamline and transform the pace, risk and cost of oncology drug discovery and development and to identify patient populations that would likely respond to a drug candidate; estimates regarding potential markets and potential market sizes; sales estimates for our drug candidates and our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others. Any statements that are not statements of historical fact (including, without limitation, statements that use words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "objective," "aim," “upcoming,” "should," "will," "would," or the negative of these words or other similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as (i) the impact of the COVID-19 pandemic, (ii) the risk that our research and the research of our collaborators may not be successful, (iii) the risk that none of our product candidates has received FDA marketing approval, and we may not be able to successfully initiate, conduct, or conclude clinical testing for or obtain marketing approval for our product candidates, (iv) the risk that no drug product based on our proprietary RADR A.I. platform has received FDA marketing approval or otherwise been incorporated into a commercial product, and (v) those other factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021. You may access our Annual Report on Form 10-K for the year ended December 31, 2020 under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC's website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

CONTACTS:

Investor Relations
David Waldman, Crescendo Communications, LLC
IR@lanternpharma.com
212-671-1021

Public Relations
Nicholas Koulermos, Vice President – 5W Public Relations
lantern@5wpr.com
646-843-1812

www.lanternpharma.com

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